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Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of F5 Networks, Inc. (the "Company") on Form 10-Q/A for the period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, John McAdam, President and Chief Executive Officer, and John Rodriguez, Senior Vice President and Chief Accounting Officer (principal financial officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 13, 2006

      /s/ JOHN MCADAM
---------------------------------------------------------
      John McAdam
      Chief Executive Officer and President

      /s/ JOHN RODRIGUEZ
---------------------------------------------------------
      John Rodriguez
      Senior Vice President and Chief Accounting Officer

      A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to F5 Networks, Inc., and will be retained by F5 Networks, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.